Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post-Effective Amendments No. 1 to Registration Statements on Form S-3 (Registration Nos. 333-07229; 333-13811; 333-15375; 333-18273; 333-43137 and 333-51367); Post-Effective
Amendments No. 2 to Registration Statements on Form S-3 (Registration Nos. 33-54784; 33-49881; 33-57533 and 33-63097); Post-Effective Amendment No. 3 to
Registration    Statement   on   Form   S-3   (Registration   No.   33-45498);
Post-Effective Amendment No. 2 to Registration Statement on Form S-4 (Registration No. 333-60553); Post-Effective Amendments No. 1 to Registration Statements on Form S-8 (Registration Nos. 33-45279; 33-60695; 333-02875; 333-07105; 333-20913; 333-24331 and 333-58657); Post-Effective Amendment No.
5 to Registration Statement on Form S-8 (Registration No. 2-80406) and Post-Effective Amendments No. 2 on Form S-8 to Registration Statements on Form S-4 (Registration Nos. 33-43125; 33-55145; 33-63351; 33-62069; 33-62208;
333-16189 and 333-40515) of NationsBank Corporation of our report dated January 20, 1998, with respect to the consolidated financial statements of BankAmerica Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP


San Francisco, California
September 25, 1998